EXHIBIT 99.1

  Digital Recorders, Inc. Announces Participation in APTA Conference

   Transit Industry Events Slated May 4-9, 2007 in Nashville, Tenn.

    DALLAS--(BUSINESS WIRE)--May 3, 2007--Digital Recorders, Inc. (Nasdaq:TBUS), a digital communications technology leader in the domestic and international public transportation and transit security markets, announced today that its Digital Recorders (DR) division and TwinVision na, Inc. (TVna) subsidiary, both based in Research Triangle Park, N.C., will participate in the American Public Transportation Association (APTA) Bus & Paratransit Conference & International Bus "Roadeo," May 4-9, 2007, in Nashville, Tenn.

    During the APTA Bus & Paratransit Conference's exhibition, the DR division will demonstrate its Digital Recorders(R) automatic vehicle location system in Booth #401 and the TVna subsidiary will demonstrate its latest generation of the TwinVision(R) electronic destination sign systems in Booth #403.

    During the APTA International Bus Roadeo Grand Awards Banquet on May 8, 2007, the TVna subsidiary will be recognized as an event sponsor. The APTA International Bus Roadeo is an annual competition for bus operators and mechanics in the U.S. and Canada.

    "The APTA Bus & Paratransit Conference & International Bus Roadeo are annual transit industry events at which our business units exhibit their products and network with the leading bus vehicle manufacturers and operators," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    APTA is a nonprofit international association of 1,600 member organizations including public transportation systems; planning, design, construction and finance firms; product and service providers; academic institutions; and state associations and departments of transportation. APTA members serve the public interest by providing safe, efficient and economical public transportation services and products. APTA members serve more than 90 percent of persons using public transportation in the U.S. and Canada.

    ABOUT THE DIGITAL RECORDERS DIVISION

    Established in 1983, the DR division develops and manufactures intelligent transportation products for the transit industry. Products include: computer-aided dispatch/automatic vehicle location systems; automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; vandal-resistant, hands-free driver microphones; and more. For more information about the DR division, go to www.talkingbus.com.

    ABOUT THE TWINVISION NA, INC. SUBSIDIARY

    Established in 1996, the TVna subsidiary designs, manufactures, sells, and services TwinVision(R) electronic destination sign systems used on public transit vehicles. For ore information about the TVna subsidiary, go to www.twinvisionsigns.com.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "will," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties may not prove accurate over time, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com